Exhibit 99.1

NEWS RELEASE

For More Information Contact:

Kevin Berry, Chief Financial Officer

(408) 934-3144

kevinb@cmd.com

California Micro Devices Reports March Quarter and Fiscal 2007 Results

MILPITAS, Calif. — May 3, 2007 — California Micro Devices (Nasdaq: CAMD) today announced financial results for the fourth quarter of fiscal 2007, which ended March 31, 2007. Consistent with guidance, revenue was $15.5 million compared to $17.4 million a year ago. On a GAAP basis, and also in line with guidance, the company reported a loss of $0.01 per share compared to diluted EPS of $0.22 a year ago. On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, diluted EPS was within guidance at $0.02. The company noted that both its GAAP and non-GAAP earnings were reduced by $0.01 per share as the result of writing off receivables from a distributor that had encountered financial difficulties.

Fiscal 2007 revenue was $68.0 million compared to the record $70.2 million posted a year ago. On a GAAP basis, the company reported a loss of $0.01 per share compared to diluted EPS of $0.44 a year ago. Non-GAAP diluted EPS was $0.24, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, compared to $0.32 a year ago.

"In fiscal 2007 we were successful in sustaining profitability, on a non-GAAP basis, for the fourth year in a row even though, as a result of intense competitive pressures in the mobile handset protection market, revenue did not increase for the first time in five years, declining three percent,” said Robert V. Dickinson, president and chief executive officer. “In addition, we were able to fund from our cash flow most of the cost of acquiring Arques Technology and our investment in capacity expansion at SPEL Semiconductor. We are also very encouraged by the progress that we have made with our initiatives to counter competitive inroads and with our investments in the two new product lines we introduced during fiscal 2007.” Dickinson noted the following tangible signs of progress in Q4 and fiscal 2007:

•	446 design wins in Q4 including the first for new serial interface display controller from a top five mobile handset manufacturer

•	1,716 design wins in fiscal 2007, setting a new record, up 20% from a year ago

•	61% growth of low capacitance ESD revenue, representing 13% of fiscal 2007 total

•	Introduction of second generation MediaGuard™ port protection devices

•	Sales of packaged mobile handset protection devices exceeding 25% of total for the year and 50% in Q4

•	Expansion of leadership Praetorian line of EMI filters with most compact footprint for mobile handsets

•	Introduction of serial interface display controller for mobile handsets and initial design wins

•	Acquisition of Arques Technology strengthening analog design team and LED driver portfolio

•	Introduction of LED drivers for mobile handsets featuring breakthrough Flexboost™ technology and industry’s smallest flash LED driver

•	Joint investment with SPEL Semiconductor to expand assembly and test capacity for packaged devices

Providing guidance, Dickinson said, “We expect June quarter revenue to be between $14.0 and $17.0 million with diluted EPS of between ($0.06) and ($0.01) on a GAAP basis and between ($0.02) and $0.02 on a non-GAAP basis. Despite anticipating weaker demand from one top tier customer, we expect mobile handset protection revenue during the June quarter to be moderately down to moderately up due to increasing demand from other customers. In

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

addition, we expect digital consumer electronics and personal computer revenue to be moderately down to modestly up. We continue to expect double-digit revenue growth for fiscal 2008 as a whole.”

Conference Call Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its March quarter and fiscal 2007 results. Within the USA, interested parties can access the conference call by dialing 800-218-8862. International parties may gain access by dialing 303-262-2051. No password is necessary.

A replay of the conference call will be available on the company’s web site at www.cmd.com (Investor Relations Link) beginning at approximately 4:00 p.m. Pacific Time today and continuing for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues and GAAP and non-GAAP earnings and loss per share for the 2007 fourth fiscal quarter and our revenue trend, both overall and for certain markets, in portions of fiscal 2008. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, "Share-based Payment" ("123R"). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and one-time charges for acquired in-process research and development, and in the future will exclude any acquisition-related contingent payments. In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to this quarter’s activities and results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

3

calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated January 18, 2007, that the company has filed with the Securities and Exchange Commission.

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California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	March 31, 2007	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,908	$9,788
Short-term investments	47,116	39,958
Accounts receivable, net	7,514	10,667
Inventories	5,219	5,508
Deferred income taxes	2,201	2,711
Prepaid expenses and other current assets	882	1,078

Total current assets	64,840	69,710
Property, plant and equipment, net	4,840	3,961
Goodwill	5,258	—
Purchased intangible assets, net	432	—
Other long-term assets	560	61

TOTAL ASSETS	$75,930	$73,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,654	$5,901
Accrued liabilities	3,499	3,185
Deferred margin on shipments to distributors	1,479	2,684
Current maturities of long-term debt and capital lease obligations	132	82

Total current liabilities	9,764	11,852
Other long-term liabilities	303	8

Total liabilities	10,067	11,860

Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital—$0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,151,103 and 22,855,223 as of March 31, 2007 and March 31, 2006, respectively	114,923	110,673
Accumulated other comprehensive loss	—	(5)
Accumulated deficit	(49,060)	(48,796)

Total stockholders' equity	65,863	61,872

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$75,930	$73,732

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006
Net sales	$15,465	$17,395	$68,006	$70,241
Cost and expenses:
Cost of sales	10,394	10,575	43,005	44,068
Research and development	1,839	1,496	7,968	6,817
Selling, general and administrative	4,129	3,546	16,738	13,348
In-process research and development	—	—	2,210	—
Amortization of purchased intangible assets	41	—	158	—
Restructuring expense/(benefit)	—	(20)	—	39

Total costs and expenses	16,403	15,597	70,079	64,272

Operating income (loss)	(938)	1,798	(2,073)	5,969
Other income, net	629	503	2,432	1,491

Income (loss) before income taxes	(309)	2,301	359	7,460
Income taxes/(benefit)	(69)	(2,704)	623	(2,575)

Net income (loss)	$(240)	$5,005	$(264)	$10,035

Net income (loss) per share–basic	$(0.01)	$0.22	$(0.01)	$0.45

Weighted average common shares outstanding–basic	23,141	22,802	23,027	22,128

Net income (loss) per share–diluted	$(0.01)	$0.22	$(0.01)	$0.44

Weighted average common shares and share equivalents outstanding–diluted	23,141	23,031	23,027	22,777

Reconciliation of net income (loss) to non-GAAP net income (loss):
Net income (loss)	$(240)	$5,005	$(264)	$10,035
Reconciling items:
In-process research and development	—	—	2,210	—
Amortization of purchased intangible assets	41	—	158	—
Stock-based compensation expense under SFAS 123(R), net of tax	725	—	3,071	—
Difference between effective tax rate and cash basis tax rate	(83)	(2,711)	449	(2,711)

Non-GAAP net income (loss)	$443	$2,294	$5,624	$7,324

Non-GAAP:
Net income (loss) per share–basic	$0.02	$0.10	$0.24	$0.33

Net income (loss) per share–diluted	$0.02	$0.10	$0.24	$0.32

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,141	22,802	23,027	22,128

Weighted average common shares and share equivalents outstanding–diluted	23,315	23,172	23,191	22,812

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006
Net sales	$15,465	$17,395	$68,006	$70,241
Cost and expenses:
Cost of sales	10,274	10,575	42,533	44,068
Research and development	1,677	1,496	7,285	6,817
Selling, general and administrative	3,686	3,546	14,822	13,348
Restructuring expense/(benefit)	—	(20)	—	39

Total costs and expenses	15,637	15,597	64,640	64,272

Operating income (loss)	(172)	1,798	3,366	5,969
Other income, net	629	503	2,432	1,491

Income (loss) before income taxes	457	2,301	5,798	7,460
Income taxes/(benefit)	14	7	174	136

Net income (loss)	$443	$2,294	$5,624	$7,324

Net income (loss) per share–basic	$0.02	$0.10	$0.24	$0.33

Weighted average common shares outstanding–basic	23,141	22,802	23,027	22,128

Net income (loss) per share–diluted	$0.02	$0.10	$0.24	$0.32

Weighted average common shares and share equivalents outstanding–diluted	23,315	23,172	23,191	22,812

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006
Net income (loss) per share:

Basic:
GAAP net income (loss) per share	$(0.01)	$0.22	$(0.01)	$0.45
Reconciling items:
In-process research and development	—	—	0.09	—
Amortization of purchased intangible assets	—	—	0.01	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—	0.13	—
Difference between effective tax rate and cash basis tax rate	$—	$(0.12)	0.02	$(0.12)

Non-GAAP net income (loss) per share	$0.02	$0.10	$0.24	$0.33

Diluted:
GAAP net income (loss) per share	$(0.01)	$0.22	$(0.01)	$0.44
Reconciling items:
In-process research and development	—	—	0.09	—
Amortization of purchased intangible assets	—	—	0.01	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—	0.13	—

Difference between effective tax rate and cash basis tax rate	$—	$(0.12)	$0.02	$(0.12)

Non-GAAP net income (loss) per share	$0.02	$0.10	$0.24	$0.32